Exhibit 6
Notice of Intent to Nominate Directors

Robotti & Company Advisors, LLC 60 East 42nd Street, Suite 3100 New York, NY 10165-0057 www.robotti.com

March 9, 2021

E-mail, Hand Delivery and Overnight Delivery

Tidewater Inc.
Attention: Secretary of the Corporation
6002 Rogerdale Road
Suite 600
Houston, Texas 77072

Re:	Notice of Intent to Nominate Directors

Ladies and Gentlemen:

This letter constitutes a notice by The Ravenswood Investment Company L.P. (the “Stockholder” or “Nominating Stockholder”) to nominate three persons for election as Directors of Tidewater Inc. (the “Corporation” or “Tidewater”) at the upcoming 2021 Annual Meeting of Stockholders of the Corporation scheduled for June 8, 2021 (the “2021 Annual Meeting”).  This notice is being provided to you in accordance with the Corporation’s Second Amended and Restated By-laws, as amended to date (the “Bylaws”).  The Stockholder is the record holder of 1,000 shares of the Corporation’s common stock, $0.001 par value per share (“Common Stock”).  Defined terms not defined herein have the meaning ascribed to them in the Bylaws.

The Bylaws require that the Stockholder provide (1) “all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act”[Section 3.3(f)(iii)]; and (2) “all other information that would be required to be filed with the Securities and Exchange Commission (“SEC”) if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)” [Section 3.3(f)(vi)].

Our intention is to work with the Corporation in a constructive manner to bring new director candidates with significant long-term owner/investor perspectives to Tidewater’s boardroom.  In addition, our director candidates have deep and proven experience as senior executives and leading board members in companies consolidating fragmented, financially-troubled industries (including the offshore oil services industry).

This notice is intended to provide all of the information required under the Bylaws for proper advance notice to nominate the Stockholder Nominees (as defined herein) at the 2021 Annual Meeting.

As the Corporation has elected to incorporate into its Bylaws proxy rule requirements as part of its director nomination process, and those rules distinguish between the requirements for nominees under a contested versus a non-contested nomination and election, we have completed this notice presuming a contested election.  The absence of an acknowledgement of any particular requirement should not be understood by the Corporation to mean that this notice is incomplete.  Under the proxy rules, when there is no applicable information to be disclosed (for example, the Stockholder has not yet solicited proxies and has not yet determined the methods to be used to solicit proxies), no statement or disclosure need be made.  See Rule 14a-5(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  However, out of an abundance of caution and to ensure that the Corporation has all of the information required by the Bylaws, the Stockholder has indicated when it believes information is not available or not applicable.

By the fact of the Stockholder’s submission of this notice of intent to nominate and submit the Stockholder Nominees for election, it is the Stockholder’s understanding that the Corporation is now obligated under the federal securities laws to file a preliminary proxy statement and form of proxy with the United States Securities and Exchange Commission (the “SEC”) to allow the SEC to review and comment on such proxy materials.

The information required by the above-referenced provisions of the Bylaws by reference to Section 14 of the Exchange Act is provided below and in Appendix C attached hereto, which forms a part of this notice and is incorporated herein by reference.

The Bylaws require that the Nominating Stockholder provide “a representation that each Stockholder nominating a Stockholder Nominee is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination” ”[Section 3.3(f)(ii)].

The Stockholder hereby notifies the Corporation that the Stockholder is nominating Robert E. Robotti, James O’Leary and Alice N. Gran for election to the Board of Directors of the Corporation (the “Board”) at the 2021 Annual Meeting (each a “Stockholder Nominee” and, collectively, the “Stockholder Nominees”).  The Stockholder represents that it is a holder of record of 1,000 shares of Common Stock of the Corporation entitled to vote at the 2021 Annual Meeting, will continue to be a holder of record of shares entitled to vote at the 2021 Annual Meeting through the date of such meeting, and intends to appear in person or by proxy at the 2021 Annual Meeting to propose the nomination of the Stockholder Nominees, as specified in this notice.

To the extent not prohibited under the Corporation’s Amended and Restated Certificate of Incorporation, as amended to date, the Bylaws and applicable law, the Stockholder reserves the right to solicit proxies for the election of substitute nominees or additional nominees (1) if a Stockholder Nominee is unable to serve or for good cause will not serve or (2) if the Corporation makes or announces any changes to its charter documents, including changes that increase the size of the Board, or takes or announces any other action that has, or if consummated would have, the effect of disqualifying a Stockholder Nominee.

As noted above, the Stockholder and its affiliates that are identified herein as participants intend to appear in person or by proxy at the 2021 Annual Meeting to nominate Mr. Robotti, Mr. O’Leary and Ms. Gran, and the Stockholder and its affiliates that are identified herein will vote for the election of all of the Stockholder Nominees.  As permitted by the Bylaws, the Stockholder may direct a qualified representative of the Stockholder to appear at the 2021 Annual Meeting.

The Bylaws require that the Nominating Stockholder provide (1) “a representation as to whether the Nominating Stockholders intend (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (B) otherwise to solicit proxies from stockholders in support of such nomination”[Section 3.3(f)(v)].

The Stockholder represents that the Stockholder and its affiliates that are identified herein as participants intend to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination of the Stockholder Nominees.  They also intend to solicit proxies from stockholders in support of the nomination of the Stockholder Nominees.

With regard to the Stockholder Nominees, the Bylaws require that the Nominating Stockholder provide:

•
“the Stockholder Information with respect to each Nominating Stockholder and Stockholder Associated Person (except references to the “Proponent” in Section 2.2(d)(i) to (iii) shall instead refer to the “Nominating Stockholder” for purposes of this Section 3.3(f)(i)” [Section 3.3(f)(i)];

o	“the name and record address of each Stockholder proposing Stockholder Business (the “Proponent”), as it appears on the Corporation’s books” [Section 2.2(d)(i)];

o	“the name and address of any Stockholder Associated Person” [Section 2.2(d)(ii)];

o
“as to each Proponent and any Stockholder Associated Person, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Stockholder Associated Person, (B) the date such shares of stock were acquired, (C) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (E) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or any Stockholder Associated Person has a right to vote any shares of stock of the Corporation, (F) any rights to dividends on the stock of the Corporation owned beneficially by the Proponent or any Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (G) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (H) any performance-related fees (other than an asset-based fee) that the Proponent or any Stockholder Associated Person is entitled to that is based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice” [Section 2.2(d)(iii)];

•
“the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement required by Section 3.4” [Section 3.3(f)(iii)];

•
“a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant” [Section 3.3(f)(iv)]; and

•	“a representation that the Nominating Stockholders shall provide any other information reasonably requested by the Corporation” [Section 3.3(f)(vii)].

All of the information referenced above is provided below.  The Nominating Stockholder hereby represents that it shall provide any other information reasonably requested by the Corporation.

Enclosed is the written consent of Mr. Robotti, Mr. O’Leary and Ms. Gran to be named in the proxy statement of the Stockholder and to serve as Directors of the Corporation if elected.  See Appendix A for the executed written consents from each Stockholder Nominee, which consents form a part of this notice and are incorporated herein by reference.

Enclosed is a completed signed questionnaire, representation and agreement for each of Mr. Robotti, Mr. O’Leary and Ms. Gran (the “Questionnaires”).  The Questionnaires form a part of this notice and are incorporated herein by reference.

Information Regarding Stockholder and Certain Stockholder Nominee Information

The Nominating Stockholder is The Ravenswood Investment Company L.P.  The name and address of the Nominating Stockholder as they appear on the Corporation’s books are as follows:

Name	Address

The Ravenswood Investment Company L.P.	60 East 42nd Street, Suite 3100 New York, NY 10165

With regard to the Stockholder, who is the stockholder proposing the Stockholder Nominees, the names of (1) any other beneficial owner of stock of the Corporation that is owned by the Stockholder and (2) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Stockholder or such beneficial owner are as follows (each a “Stockholder Associated Person” and, collectively, the “Stockholder Associated Persons”):

•	Robert E. Robotti;
•	Robotti & Company, Incorporated (“Robotti Company”);
•	Robotti & Company Advisors, LLC (“Robotti Advisors”);
•	Robotti Securities, LLC (“Robotti Securities”);
•	Ravenswood Management Company, L.L.C. (“RMC”);
•	The Ravenswood Investment Company, L.P. (“RIC”);
•	Ravenswood Investments III, L.P. (“RI”);
•	The Suzanne and Robert Robotti Foundation, Inc. (“Robotti Foundation”); and
•	Suzanne Robotti

The address of each Stockholder Associated Person is One Grand Central Place, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057.  The Stockholder, the Stockholder Nominees, and the Stockholder Associated Persons are participants in connection with solicitations of proxies for the election of directors by the Stockholder.  Ravenswood II, L.P., Robotti Global Fund, LLC; Robotti Global Management Company, LLC; Ossia Capital Management, LLC; and Ossia Partners Fund, LLC are affiliated entities, but own no securities of the Corporation, directly or indirectly, and have no other interests of any kind in the Corporation, and are not “Stockholder Associated Persons” under the Bylaws.  Nor are such entities participants in connection with solicitations of proxies for the election of directors by the Stockholder.

The Stockholder is a holder of record and the beneficial owner of the shares of Common Stock that it holds in its name, and is the beneficial owner of the shares of Common Stock held in “street name” on its behalf.  As the investment advisor to the Stockholder, Robotti Advisors has sole voting and sole investment power over the shares of Common Stock held of record and beneficially by the Stockholder and its other clients (collectively, the “Clients”), pursuant to investment advisory agreements.  Robotti Company is the sole owner of Robotti Advisors and is controlled by Mr. Robotti, and as control persons they may be deemed to have shared voting and shared investment power over the shares of Common Stock held of record and beneficially by the Clients.  RMC is the general partner of the Stockholder, and as the general partner may be deemed to have shared voting and shared investment power over the shares of Common Stock held of record and beneficially by the Stockholder.  As Mr. Robotti is the Managing Director of RMC, he may be deemed to have shared voting and shared investment power over the shares of Common Stock held of record and beneficially by the Stockholder.

Other than the persons identified above, there are no other persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Stockholder.

The shares of Common Stock held of record and beneficially by the Stockholder, each Stockholder Associated Person and each other participant are provided below.  The Stockholder, the Stockholder Associated Persons and the other participants do not hold directly or indirectly of record or beneficially any other class or series of stock of the Corporation, or any other interests, other than certain Series A and B Warrants (collectively, the “Warrants”), as disclosed below, and the Corporation’s 8.00% Senior Secured Notes due 2022 (the “Secured Notes”).  RIC currently holds $455,965 worth of Secured Notes, and RI currently holds $245,620 worth of Secured Notes, which were acquired on August 1, 2017 pursuant to the Corporation’s plan of reorganization.  The Stockholder and each of the Stockholder Associated Persons disclaims beneficial ownership with respect to the securities of the Corporation reported as beneficially owned by Clients, except to the extent of his, her or its pecuniary interest therein.

Common Stock Holdings

Name	Shares Held Beneficially	Shares Held of Record	Date(s) Acquired

Robert Robotti (1)(2)(3)(5)(6)(7)(8)	2,902,303	0	See Appendix B
Robotti & Company, Incorporated (2)(3)(5)(6)(8)	2,892,211	0	See Appendix B
Robotti & Company Advisors, LLC (2)(5)(6)(8)	2,889,811	0	See Appendix B
Robotti Securities, LLC (3)	2,400	0	See Appendix B
Suzanne Robotti (4)(7)	15,169	0	See Appendix B
Ravenswood Management Company, L.L.C. (5)(6)	1,533,337	0	See Appendix B
The Ravenswood Investment Company, L.P.(5)	972,582	1,000	See Appendix B
Ravenswood Investments III, L.P.(6)	559,755	0	See Appendix B
The Suzanne and Robert Robotti Foundation, Inc. (7)	3,000	0	See Appendix B
James O’Leary (8)	84,201	0	See Appendix B
Alice N. Gran	100	0	See Appendix B

(1)
The aggregate number of shares includes 1,074 shares of Common Stock underlying 1,074 Warrants directly beneficially owned by Mr. Robotti, but does not include (a) the shares of Common Stock beneficially owned by or (b) the shares of Common Stock underlying the Warrants beneficially owned by, Mr. Robotti’s wife as set forth in footnote (4) below, all of which shares Mr. Robotti disclaims beneficial ownership.  Mr. Robotti has the sole power to dispose or direct the disposition, and to vote or direct the vote, of 6,018 shares of Common Stock directly beneficially owned by him.  Upon exercise of the Warrants directly beneficially owned by him, Mr. Robotti will have the sole power to dispose or direct the disposition, and to vote or direct the vote, of the shares of Common Stock underlying such Warrants.  The Warrants have no voting rights.

(2)
The aggregate number of shares includes 270,002 shares of Common Stock underlying 270,002 Warrants directly beneficially owned by the advisory clients of Robotti Advisors.  Each of Mr. Robotti and Robotti Company share with Robotti Advisors the power to dispose or direct the disposition, and to vote or direct the vote, of 1,086,472 shares of Common Stock directly beneficially owned by the advisory clients of Robotti Advisors.  Upon exercise of the Warrants directly beneficially owned by the advisory clients of Robotti Advisors, each of Mr. Robotti and Robotti Company will share with Robotti Advisors the power to dispose or direct the disposition, and to vote or direct the vote, of the shares of Common Stock underlying such Warrants.  The Warrants have no voting rights.

(3)
The aggregate number of shares includes 2,400 shares of Common Stock directly beneficially owned by Robotti Securities.  Each of Mr. Robotti and Robotti Company share with Robotti Securities the power to dispose or direct the disposition, and to vote or direct the vote, of 2,400 shares of Common Stock directly beneficially owned by Robotti Securities.

(4)
The aggregate number of shares includes 1,288 shares of Common Stock underlying 1,288 Warrants directly beneficially owned by Suzanne Robotti, but does not include (a) the shares of Common Stock beneficially owned by or (b) the shares of Common Stock underlying the Warrants beneficially owned by, Mr. Robotti and set forth in footnote (1) above, all of which shares Mrs. Robotti disclaims beneficial ownership.  Mrs. Robotti has the sole power to dispose or direct the disposition, and to vote or direct the vote, of 10,881 shares of Common Stock directly beneficially owned by her.  Upon exercise of the Warrants directly beneficially owned by her, Mrs. Robotti will have the sole power to dispose or direct the disposition, and to vote or direct the vote, of the shares of Common Stock underlying such Warrants.  The Warrants have no voting rights.

(5)
The aggregate number of shares includes 78,973 shares of Common Stock underlying 78,973 Warrants directly beneficially owned by RIC.  Mr. Robotti, Robotti Company, Robotti Advisors and RMC share with RIC the power to dispose or direct the disposition, and to vote or direct the vote, of 894,609 shares of Common Stock directly beneficially owned by RIC.  Upon exercise of the Warrants directly beneficially owned by RIC, Mr. Robotti, Robotti Company, Robotti Advisors and RMC will share with RIC the power to dispose or direct the disposition, and to vote or direct the vote, of the shares of Common Stock underlying such Warrants.  The Warrants have no voting rights.

(6)
The aggregate number of shares includes 38,725 shares of Common Stock underlying 38,725 Warrants directly beneficially owned by RI.  Mr. Robotti, Robotti Company, Robotti Advisors and RMC share with RI the power to dispose or direct the disposition, and to vote or direct the vote, of 521,030 shares of Common Stock directly beneficially owned by RI.  Upon exercise of the Warrants directly beneficially owned by RI, Mr. Robotti, Robotti Company, Robotti Advisors and RMC will share with RI the power to dispose or direct the disposition, and to vote or direct the vote, of the shares of Common Stock underlying such Warrants.  The Warrants have no voting rights.

(7)
The aggregate number of shares includes 3,000 shares of Common Stock directly beneficially owned by the Robotti Foundation.  Each of Mr. and Ms. Robotti shares with Robotti Foundation the power to dispose or direct the disposition, and to vote and direct the vote, of 3,000 shares of Common Stock directly beneficially owned by Robotti Foundation.

(8)	The aggregate number of shares includes 63,687 shares of Common Stock beneficially owned by Mr. O’Leary as a Client of Robotti Advisors.

Warrant Holdings

Name	Series A Warrants	Series B Warrants
Robert Robotti (1)(2)(4)(5)	516	558
Robotti & Company, Incorporated (2)(4)(5)	108,502	279,198
Robotti & Company Advisors, LLC (2)(4)(5)	108,502	279,198
Robotti Securities, LLC	0	0
Suzanne Robotti (3)	619	669
Ravenswood Management Company, L.L.C. (4)(5)	0	117,698
The Ravenswood Investment Company, L.P. (4)	0	78,973
Ravenswood Investments III, L.P. (5)	0	38,725
The Suzanne and Robert Robotti Foundation, Inc.	0	0

(1)
The aggregate number of warrants includes 1,074 warrants directly beneficially owned by Mr. Robotti, but does not include the warrants beneficially owned by Mr. Robotti’s wife as set forth in footnote (3) below, all of which warrants Mr. Robotti disclaims beneficial ownership.

(2)	The aggregate number of warrants includes 270,002 warrants directly beneficially owned by the advisory clients of Robotti Advisors.

(3)
The aggregate number of warrants includes 1,288 Warrants directly beneficially owned by Suzanne Robotti, but does not include the warrants beneficially owned by Mr. Robotti and set forth in footnote (1) above, all of which warrants Mrs. Robotti disclaims beneficial ownership.

(4)	The aggregate number of warrants includes 78,973 warrants directly beneficially owned by RIC.

(5)	The aggregate number of warrants includes 38,725 warrants directly beneficially owned by RI.

Set forth on Appendix B hereto, which forms a part of this notice and is incorporated herein by reference, with regard to all securities of the Corporation purchased or sold within the past two years by the Stockholder and the Stockholder Associated Persons, are the dates on which they were purchased or sold and the amount purchased or sold on each such date.

Robotti Advisors has sole voting and sole investment power over all of the shares of Common Stock that it manages for the Clients, pursuant to investment advisory agreements.  Other than as set forth herein, the Stockholder and the Stockholder Associated Persons do not have any proxy, agreement, arrangement, understanding or relationship pursuant to which they have or share a right to vote any shares of any class or series of the Corporation.

The Stockholder and the Stockholder Associated Persons do not have any short interests, nor any Derivatives.

Robotti Advisors is the investment advisor on behalf of the Clients.  Each Client has granted Robotti Advisors the sole and exclusive authority to vote and dispose of the shares of Common Stock pursuant to an investment advisory agreement.  Most Clients pay Robotti Advisors a fixed fee equal to a percentage of their assets under management with Robotti Advisors for investment advisory services.  Some Clients pay a performance fee based upon net profits, if any, in their accounts.  Clients that are investment funds allocate a portion of net profits, if any, in such fund to a related party of Robotti Advisors.  Other than as disclosed above, the Stockholder and the Stockholder Associated Persons are not entitled to any other performance-related fees (other than an asset-based fee) that the Stockholder or any Stockholder Associated Person is entitled to that is based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of this notice.

The other information relating to the Stockholder and the Stockholder Associated Persons that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election, pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, is set forth herein and in Appendix C, which forms a part of and is incorporated herein by reference.

The Stockholder and the Stockholder Associated Persons do not have any rights to dividends on the shares of the Corporation owned of record or beneficially by them that are separated or separable from the underlying shares of the Corporation.

Other than as set forth herein, the Stockholder and the Stockholder Associated Persons do not have any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the Stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner.

From time to time, Stockholder may purchase Common Stock on margin provided by banking institutions or brokerage firms on such firms’ usual terms and conditions.  In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account.  So, all or part of the shares of Common Stock held may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities.  Such loans, if any, generally bear interest at a rate based upon the federal funds rate plus a margin.  Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the common stock reported herein.  Such indebtedness, if any, may be refinanced with other banks or broker-dealers.  Other than the foregoing margin arrangements, as of the date of this notice, none of the accounts managed the by Stockholder have loans secured by Common Stock.

The Stockholder will reimburse the Stockholder Nominees for any expenses that they reasonably incur in connection with the intended solicitation of proxies for use at the 2021 Annual Meeting, and they will be indemnified by Stockholder for any liabilities they may incur in connection with the intended solicitation of proxies for use at the 2021 Annual Meeting.  The Stockholder will bear the cost of the intended solicitation of proxies for use at the 2021 Annual Meeting.  None of the Stockholder Nominees have any arrangement or understandings with any other person pursuant to which they were or are to be selected as a director or nominee for election as a director of the Corporation.  None of the Stockholder Nominees is, and none will become, a party to any agreement, arrangement or understanding with, and none has given any commitment or assurance to each other or any other person as to how he or she, if elected as a director of the Corporation, will act or vote on any issue or question.  There are not any other agreements, arrangements or understandings between or among the Stockholder or any Stockholder Associated Person, on the one hand, and any other persons (including any Stockholder Associated Person), on the other hand, in connection with the nomination of such persons for election as a director.

Other than as set forth herein, there are not, and there have not been, any direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Nominating Stockholder, Stockholder Associated Persons or their respective associates, or others acting in concert therewith, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Persons or any person acting in concert therewith, were the “registrant” for purposes of Item 404 and the Stockholder Nominees were a director or executive officer of such registrant.

Further Information Regarding Stockholder Nominees

Set forth herein and in Appendix C, which is incorporated herein by reference, is all of the information relating to the Stockholder, the Stockholder Associated Persons, and the Stockholder Nominees (including, without limitation, the Stockholder Nominees’ names, ages, business and residential addresses and principal occupations or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the Stockholder Nominees) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, if the Stockholder and Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act.

Specifically, the information for the Stockholder Nominees required by Item 401 and 405 of Regulation S-K and related information is provided below.  Out of an abundance of caution and to ensure that the Corporation has all of the information required by the Bylaws, information that would have been required to be included in a proxy statement, but is not specifically related to the Stockholder Nominees is also contained in Appendix C.

Please note with regard to certain disclosures required in a proxy statement, that the disclosures depend on whether there is a contested election.  As disclosure regarding the Stockholder Nominees would not normally be included in the Corporation’s proxy statement, but in the Stockholder’s proxy statement, the Stockholder has assumed for purposes of the disclosures provided herein and in Appendix C that a contested election is involved.

Principal Occupation or Employment and Qualifications of Stockholder Nominees

Robert E. Robotti, age 67:
Mr. Robotti has been the president of Robotti & Company Advisors, LLC (a registered investment advisor) and Robotti Securities, LLC, formerly known as Robotti & Company, LLC (a registered broker-dealer), and their predecessors, since 1983. He has been the Managing Director (and previously managing member) of Ravenswood Management Company, LLC (and its predecessor) since 1980, which serves as the general partner of The Ravenswood Investment Company, L.P. and Ravenswood Investments III, L.P. Mr. Robotti served as a portfolio manager of Robotti Global Fund, LLC, a global equity fund, from 2007 to March 2015. He currently serves as a director and Chairman of the Board of Pulse Seismic Inc. (PSD-TSX), a seismic data licensing business, and has held these positions for more than the past five years. Mr. Robotti has served as a director on the board of directors of AMREP Corporation (AXR-NYSE) since September 2016 and on the Board of PrairieSky (PSK-TSX) since October, 2019. Mr. Robotti was a director of PHX Minerals Inc. (PHX-NYSE), formerly known as Panhandle Oil & Gas Inc. and Panhandle Royalty Company, from 2004 to May 2020 and was a director of BMC Building Materials Holding Corporation from 2012 to December 2015. Mr. Robotti was a member of the SEC’s Advisory Committee of Smaller Public Companies from 2005 to 2006 and also served on its corporate governance subcommittee. He has an MBA in Accounting and was a certified public accountant earlier in his career, which license is currently inactive.

James O’Leary, age 58:
Mr. O’Leary is currently an independent director of Builders FirstSource, Inc. and a member of its compensation committee (he is not an officer of Builders FirstSource).  Builders FirstSource is not an affiliate of Tidewater Inc.  He was previously the Chairman of the board of directors of BMC Stock Holdings, Inc., of which he was a member since 2015 until its merger with Builders FirstSource in January 2021.  Builders FirstSource is the nation’s premier distributor of value-added building products and services, listed on the NASDAQ with approximately $12 billion of sales.  Mr. O’Leary recently served as Chairman and Chief Executive Officer of WireCo WorldGroup Inc., a leading global supplier of steel and synthetic rope and electromechanical cable, from January 2017 until his retirement from that company in July 2019.  He has served as Chairman and Senior Advisor to Kinematics Manufacturing Corp., a leading global supplier of slewing drive systems, since 2015.  He previously served as Chairman and Chief Executive Officer of Kaydon Corporation, Inc., a leading manufacturer of highly engineered, industrial products, from 2007 until its sale in 2014, and was an independent director and Audit Committee Chairman of that company from 2005 until 2007.  He is a member of the Committee on Development and Alumni Relations & Government and Community Relations for Pace University. Mr. O’Leary holds a B.B.A. from Pace University and an M.B.A. from the Wharton School of the University of Pennsylvania. He is a certified public accountant (currently inactive), licensed in the State of New York.

Alice N. Gran, age 71:
Ms. Gran has almost fifty years of experience in maritime related positions both as a practicing lawyer and as an executive officer of an NYSE traded company.  Since 2013, Ms. Gran has developed a small law and insurance consulting practice through her company DAGS Partners Limited mainly focused on maritime related clients, and is the chief executive officer of DAGS Partners Limited.

From 1998 to 2010, Ms. Gran held the positions of Vice President & General Counsel, Senior Vice President, General Counsel & Secretary and Senior Vice President, Legal Affairs & Risk Management at SEACOR Holdings Inc. (NYSE: CKH) and from 2010 to 2014 she continued consulting for Seacor on a regular and extensive basis.  From 1989, she represented Seacor in connection with its acquisition of the Nicor offshore supply vessel companies, until she joined them, she assisted Seacor with almost all of its transactions as outside counsel.  From 1978 to 1998, Ms. Gran was a partner in the boutique Washington, D.C. law firm, Kominers, Fort, Schlefer & Boyer (later Fort & Schlefer) specializing in US government maritime financing and subsidy programs and other transactional work including financing, business planning, joint ventures, mergers and acquisitions for clients in all sectors of the maritime industry.  For a number of years, she was also a managing partner while continuing to practice.

From 2014 to 2020, Ms. Gran also served as a trustee on the board of trustees of a UK national charity and from 2019 to the present, continues to serve as a director of its for-profit subsidiary.  Ms. Gran has a B.A. from the University of Rochester, and a J.D. and LLM in Taxation from The National Law Center, George Washington University.

Mr. Robotti’s qualifications to serve on the Board include his extensive experience in the investment business as the founder, chief executive officer, chairman and controlling owner of a registered investment advisor and a registered broker-dealer, and their predecessors, and as the manager of several investment partnerships.  Additionally, Mr. Robotti has particular expertise in the offshore oil service industries, and he brings to the Board a broad understanding of governance, audit and compensation issues as a result of his service on several other public company boards.

Mr. O’Leary’s experience as a Chief Executive Officer, board Chairman, and compensation committee member have provided him with extensive opportunities to critically analyze information and data necessary to oversee the performance and operations of complex companies.  His knowledge of corporate strategy, capital markets, and corporate governance make him a valuable resource for the Corporation’s board.

Ms. Gran would bring to the board extensive global commercial, legal and management experience from within the offshore industry having represented and worked for clients within that industry since the late 1970s. She would also bring to the board broad transactional experience having represented both U.S.- and non-U.S. companies in all sectors of the maritime industry in negotiating and structuring financings, US and international joint ventures, mergers and acquisitions, business planning, integration, insurance, risk management, and other commercial issues as well as before the U.S. government. Ms. Gran’s legal, business and insurance background provide her with a multi-dimensional approach to evaluating business transactions and problem solving.

The combination of experience, skill sets, and qualifications disclosed above led to the conclusion that each of the Stockholder Nominees should serve as a director of the Corporation.  None of the entities or organizations reflected in the business experience of the Stockholder Nominees is a parent, subsidiary or other affiliate of the Corporation.  The role of an effective director inherently requires certain personal qualities, such as integrity, as well as the ability to comprehend, discuss and critically analyze materials and issues that are presented so that the director may exercise judgment and reach conclusions in fulfilling his duties and fiduciary obligations.  The Stockholder believes that the background and expertise of each Stockholder Nominee evidences those abilities and are appropriate to his or her serving on the Board.

The Stockholder believes that each of Mr. Robotti, Mr. O’Leary, and Ms. Gran would be deemed “independent” under the Corporate Governance Policy of the Corporation, the independence requirements of the SEC rules and the independence standards of the New York Stock Exchange, and that Mr. Robotti and Mr. O’Leary each would qualify as an “audit committee financial expert” as that term is defined by the SEC.

Interest of Certain Persons in Matters to be Acted Upon

Except as otherwise set forth herein, none of the Stockholder Nominees has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities or other interests of the Corporation, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as otherwise set forth herein, none of the Stockholder Nominees has, nor do any of the Stockholder Nominees’ associates have, any arrangement or understanding with any person with respect to any future employment with the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.

Directorships of Other Publicly Owned Companies

With regard to serving as a director of any corporation, partnership or other entity that has a class of debt or equity securities registered under the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Corporation Act of 1940, whether currently or in the past five years, Mr. Robotti and Mr. O’Leary are serving or have served, as provided below.  Ms. Gran has not served in such capacity.

Mr. Robotti has served as a director on the board of directors of AMREP Corporation (AXR-NYSE) since September 2016.  Mr. Robotti was a director of PHX Minerals Inc. (PHX-NYSE), formerly known as Panhandle Oil & Gas Inc. and Panhandle Royalty Company, from 2004 to May 2020.

Mr. O’Leary has served as an independent director of Builders FirstSource, Inc. (BLDR-NASDAQ) since January 2021.  He served as an independent director of BMC Stock Holdings, Inc. (BMCH-NASDAQ) from 2015 until January 2021 when BMC Stock Holdings merged with Builders FirstSource.

Material Proceedings Adverse to the Corporation

There are no material proceedings to which the Stockholder Nominees, or any of their associates, are parties adverse to the Corporation or any of its subsidiaries, and none of the Stockholder Nominees nor any of their associates have a material interest adverse to the Corporation or any of its subsidiaries.

Transactions in Common Stock of the Corporation

The transactions identified on Appendix B, which forms a part of this notice and is incorporated herein by reference, are the Stockholder Nominees’ only transactions in shares of the Common Stock during the past two years, which information is incorporated herein by reference.

From time to time, the Stockholder Nominees may purchase Common Stock on margin provided by banking institutions or brokerage firms on such firms’ usual terms and conditions.  In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account.  So, all or part of the shares of Common Stock held may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities.  Such loans, if any, generally bear interest at a rate based upon the federal funds rate plus a margin.  Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the common stock reported herein.  Such indebtedness, if any, may be refinanced with other banks or broker-dealers.  Other than the foregoing margin arrangements, as of the date of this notice, none of the Stockholder Nominees have loans secured by Common Stock.

Absence of any Family Relationships

None of the Stockholder Nominees has any family relationship with any director or officer of the Corporation.

Absence of Involvement in Certain Legal Proceedings

During the past ten years:

a.    No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against any Stockholder Nominee (or any other participant), and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any Stockholder Nominee (or any other participant).  In addition, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which any Stockholder Nominee (or any other participant) is or was a general partner, or any corporation or business association of which any Stockholder Nominee (or any other participant) is or was an executive officer at or within two years before the time of such filing.

b.    No Stockholder Nominee (or any other participant) has been convicted in a criminal proceeding nor has any Stockholder Nominee been the named subject of any criminal proceeding which is presently pending (excluding traffic violations and other minor offenses).

c.    No Stockholder Nominee (or any other participant) has been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining (or otherwise limiting) such Stockholder Nominee (or any other participant) from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity; (B) engaging in any type of business practice; or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

d.    No Stockholder Nominee (or any other participant) has been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days such Stockholder Nominee’s right (or any other participant’s right) to be engaged in any activity described in clause c.(A) above, or such Stockholder Nominee’s right (or any other participant’s right) to be associated with persons engaged in any such activity.

e.    No Stockholder Nominee (or any other participant, except as provided below) has been found by a court of competent jurisdiction in a civil action or by the SEC or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.

f.     No Stockholder Nominee (or any other participant) has been the subject of, or a party to, any supervisory action by federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (A) Any federal or state securities or commodities law or regulation; (B) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (C) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

g.    No Stockholder Nominee (or any other participant) has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, and registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Absence of Certain Transactions

During the Corporation’s last two fiscal years, none of the Stockholder Nominees (nor any other participant), nor any member of any Stockholder Nominee’s (nor any other participant’s) immediate family, has had any direct or indirect material interest in any transaction in which the Corporation was or is a participant, and none of the Stockholder Nominees (nor any other participant), nor any member of any Stockholder Nominee’s (nor any other participant’s) immediate family, has any direct or indirect material interest in any currently proposed transaction in which the Corporation is to be a participant.

Section 16 Compliance

None of the Stockholder Nominees (nor any other participant) is required to file reports under Section 16 of the Exchange Act, with respect to shares of the Common Stock.

Other Information

The Stockholder Nominees will furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.

* * *

The Stockholder believes that all information for proper advance notice has been submitted herein, and the Stockholder represents, based on the information in its possession after due inquiry, that the information in this notice is accurate.

If the Corporation believes this notice is incomplete or otherwise deficient in any respect, please notify us in writing immediately of such alleged deficiencies, specifying any additional information believed to be required.  The Stockholder reserves the right, following receipt of any such notice, to either challenge, or attempt to cure, any alleged deficiencies.  In the absence of such prompt notice, the Stockholder will assume that the Corporation agrees that this notice complies in all respects with the requirements of the Bylaws and applicable law.  The Stockholder also reserves the right to give further notice of additional business or nominations to be conducted or made at the 2021 Annual Meeting or other meeting of the Corporation’s stockholders, to revise the nominations, or not to present any one or more nominations.  The Stockholder may be contacted by email at robotti@robotti.com or by phone at (917) 763-3138.

Please be advised that, notwithstanding the compliance by the Stockholder with the relevant provisions of the Bylaws, neither the delivery of this notice in accordance with the terms of the Bylaws nor the delivery of additional information, if any, provided to the Corporation from and after the date hereof by or on behalf of the Stockholder or any other person shall be deemed to constitute (a) an acknowledgement that this notice is in any way defective or (b) an admission as to the legality or enforceability of any particular provision of the Bylaws or any other matter, or a waiver by the Stockholder or any other person of its right to contest or challenge the enforceability thereof or any other matter.

If this notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any of the Stockholder Nominees at the 2021 Annual Meeting, or if any individual Stockholder Nominee shall be unable to serve for any reason, then in addition to any other rights or remedies the Stockholder may have, this notice shall continue to be effective with respect to the remaining Stockholder Nominee(s) and as to any replacement Stockholder Nominee(s) selected by the Stockholder.

[Signature follows on the next page.]

Very truly yours,

The Ravenswood Investment Company L.P.

By: Ravenswood Management Company, L.L.C., General Partner

/s/ Robert E. Robotti
Name:	Robert E. Robotti
Title:	Managing Director

Appendix A

[See Attached]

CONSENT OF PROPOSED NOMINEE

I, Robert E. Robotti, hereby consent to being named as a nominee in the proxy statement of The Ravenswood Investment Company L.P. and its affiliates, to be used in connection with their solicitation of proxies from the Stockholders of Tidewater Inc. for use in voting at the 2021 Annual Meeting of Stockholders of Tidewater Inc., and I hereby consent and agree to serve as a director of Tidewater Inc. if elected at such Annual Meeting.

/s/ Robert E. Robotti
Robert E. Robotti

Dated: March 5, 2021

CONSENT OF PROPOSED NOMINEE

I, James O’Leary, hereby consent to being named as a nominee in the proxy statement of The Ravenswood Investment Company L.P. and its affiliates, to be used in connection with their solicitation of proxies from the Stockholders of Tidewater Inc. for use in voting at the 2021 Annual Meeting of Stockholders of Tidewater Inc., and I hereby consent and agree to serve as a director of Tidewater Inc. if elected at such Annual Meeting.

/s/ James O’Leary
James O’Leary

Dated: March 5, 2021

CONSENT OF PROPOSED NOMINEE

I, Alice N. Gran, hereby consent to being named as a nominee in the proxy statement of The Ravenswood Investment Company L.P. and its affiliates, to be used in connection with their solicitation of proxies from the Stockholders of Tidewater Inc. for use in voting at the 2021 Annual Meeting of Stockholders of Tidewater Inc., and I hereby consent and agree to serve as a director of Tidewater Inc. if elected at such Annual Meeting.

/s/ Alice N. Gran
Alice N. Gran

Dated: March 5, 2021

APPENDIX B

Transactions in Shares of the Corporation

Set forth below are the dates on which the Stockholder and the Stockholder Associated Persons purchased or sold shares of Common Stock and Warrants during the past two years, and the amount purchased or sold on each date.

Client	Trade Date	Amount	Transaction	Security Type
Advisory Clients	3/21/2019	1,250	Buy	Common Stock
Advisory Clients	3/21/2019	800	Buy	Series A Warrants
Advisory Clients	3/21/2019	900	Buy	Series B Warrants
Advisory Clients	3/22/2019	(100)	Sell	Common Stock
Advisory Clients	3/22/2019	(3,155)	Sell	Series A Warrants
Advisory Clients	3/22/2019	(4,360)	Sell	Series B Warrants
Advisory Clients	3/25/2019	(5,717)	Sell	Common Stock
Advisory Clients	4/11/2019	(1,350)	Sell	Common Stock
Advisory Clients	4/23/2019	(1,242)	Sell	Common Stock
Advisory Clients	4/23/2019	(513)	Sell	Series A Warrants
Advisory Clients	4/23/2019	(655)	Sell	Series B Warrants
Advisory Clients	4/26/2019	(184)	Sell	Common Stock
Advisory Clients	5/22/2019	1,100	Buy	Common Stock
Advisory Clients	5/22/2019	600	Buy	Series A Warrants
Advisory Clients	5/22/2019	650	Buy	Series B Warrants
Advisory Clients	5/23/2019	250	Buy	Common Stock
Advisory Clients	5/23/2019	150	Buy	Series A Warrants
Advisory Clients	5/30/2019	200	Buy	Common Stock
RI	5/31/2019	6,877	Buy	Common Stock
RIC	5/31/2019	11,220	Buy	Common Stock
RI	6/3/2019	15,453	Buy	Common Stock
RIC	6/3/2019	25,213	Buy	Common Stock
Advisory Clients	6/3/2019	(279)	Sell	Common Stock
Advisory Clients	6/3/2019	(129)	Sell	Series A Warrants
Advisory Clients	6/3/2019	(239)	Sell	Series B Warrants
RI	6/4/2019	21,736	Buy	Common Stock
RIC	6/4/2019	35,464	Buy	Common Stock
RI	6/5/2019	13,590	Buy	Common Stock
RIC	6/5/2019	22,174	Buy	Common Stock
RI	6/6/2019	18,344	Buy	Common Stock
RIC	6/6/2019	29,929	Buy	Common Stock
RI	6/7/2019	8,512	Buy	Common Stock
RIC	6/7/2019	13,888	Buy	Common Stock
RI	6/10/2019	16,025	Buy	Common Stock

RIC	6/10/2019	26,145	Buy	Common Stock
RI	6/11/2019	19,325	Buy	Common Stock
RIC	6/11/2019	31,529	Buy	Common Stock
RI	6/12/2019	14,335	Buy	Common Stock
RIC	6/12/2019	23,389	Buy	Common Stock
RI	6/13/2019	10,260	Buy	Common Stock
RIC	6/13/2019	16,740	Buy	Common Stock
RI	6/14/2019	7,543	Buy	Common Stock
RIC	6/14/2019	12,309	Buy	Common Stock
Advisory Clients	6/20/2019	(879)	Sell	Common Stock
Advisory Clients	6/20/2019	(586)	Sell	Series A Warrants
Advisory Clients	6/20/2019	(733)	Sell	Series B Warrants
Advisory Clients	6/28/2019	(2,500)	Sell	Common Stock
Advisory Clients	7/23/2019	(174)	Sell	Common Stock
Advisory Clients	7/23/2019	(80)	Sell	Series A Warrants
Advisory Clients	7/23/2019	(87)	Sell	Series B Warrants
Advisory Clients	7/25/2019	800	Buy	Common Stock
Advisory Clients	7/25/2019	550	Buy	Series A Warrants
Advisory Clients	7/25/2019	600	Buy	Series B Warrants
RI	8/8/2019	30,780	Buy	Common Stock
RIC	8/8/2019	19,220	Buy	Common Stock
Advisory Clients	9/3/2019	450	Buy	Common Stock
RI	9/6/2019	9,500	Buy	Common Stock
RIC	9/6/2019	15,500	Buy	Common Stock
Advisory Clients	9/12/2019	25,767	Buy	Common Stock
Advisory Clients	9/13/2019	22,967	Buy	Common Stock
Advisory Clients	9/17/2019	53,650	Buy	Common Stock
Advisory Clients	9/17/2019	2,350	Buy	Series A Warrants
Advisory Clients	9/17/2019	2,450	Buy	Series B Warrants
RI	9/19/2019	1,520	Buy	Creditor Warrants
RIC	9/19/2019	2,480	Buy	Creditor Warrants
RI	9/20/2019	836	Buy	Creditor Warrants
RIC	9/20/2019	1,364	Buy	Creditor Warrants
Advisory Clients	9/27/2019	850	Buy	Common Stock
Advisory Clients	9/27/2019	1,050	Buy	Series A Warrants
Advisory Clients	9/27/2019	1,050	Buy	Series B Warrants
Advisory Clients	10/4/2019	6,884	Buy	Common Stock
RI	10/16/2019	11,598	Buy	Common Stock
RIC	10/16/2019	18,922	Buy	Common Stock
Advisory Clients	10/16/2019	12,500	Buy	Common Stock
Advisory Clients	10/17/2019	87,419	Buy	Common Stock
Advisory Clients	10/18/2019	41,114	Buy	Common Stock
Advisory Clients	10/21/2019	38,257	Buy	Common Stock

Advisory Clients	10/22/2019	26,882	Buy	Common Stock
Advisory Clients	10/22/2019	(685)	Sell	Series A Warrants
Advisory Clients	10/22/2019	(1,041)	Sell	Series B Warrants
Advisory Clients	10/23/2019	50,000	Buy	Common Stock
Advisory Clients	10/24/2019	77,754	Buy	Common Stock
RI	10/25/2019	29,955	Buy	Common Stock
RIC	10/25/2019	48,873	Buy	Common Stock
Advisory Clients	10/25/2019	39,701	Buy	Common Stock
RI	10/28/2019	12,925	Buy	Common Stock
RIC	10/28/2019	21,088	Buy	Common Stock
Advisory Clients	10/28/2019	43,467	Buy	Common Stock
Advisory Clients	10/28/2019	(801)	Sell	Common Stock
Advisory Clients	10/28/2019	(294)	Sell	Series A Warrants
Advisory Clients	10/28/2019	(418)	Sell	Series B Warrants
Advisory Clients	10/29/2019	21,426	Buy	Common Stock
Advisory Clients	11/5/2019	290	Buy	Common Stock
Advisory Clients	11/11/2019	(571)	Sell	Series B Warrants
RI	11/13/2019	21,510	Buy	Common Stock
RIC	11/13/2019	35,095	Buy	Common Stock
RI	11/14/2019	16,490	Buy	Common Stock
RIC	11/14/2019	26,905	Buy	Common Stock
Advisory Clients	11/14/2019	390	Buy	Common Stock
RI	11/15/2019	13,769	Buy	Common Stock
RIC	11/15/2019	22,465	Buy	Common Stock
RI	11/18/2019	5,231	Buy	Common Stock
RIC	11/18/2019	8,535	Buy	Common Stock
Advisory Clients	11/20/2019	(1,098)	Sell	Common Stock
Advisory Clients	11/20/2019	(294)	Sell	Series A Warrants
Advisory Clients	11/20/2019	(518)	Sell	Series B Warrants
Advisory Clients	11/21/2019	100	Buy	Common Stock
Advisory Clients	11/27/2019	580	Buy	Common Stock
Advisory Clients	11/27/2019	(960)	Sell	Series A Warrants
Advisory Clients	11/27/2019	(1,187)	Sell	Series B Warrants
Advisory Clients	12/13/2019	250	Buy	Common Stock
Robert Robotti	12/16/2019	3,700	Buy	Common Stock
Advisory Clients	12/17/2019	(87)	Sell	Series A Warrants
Advisory Clients	12/17/2019	(194)	Sell	Series B Warrants
Securities Customer	12/19/2019	575	Buy	Common Stock
Robotti Securities	12/23/2019	2,400	Buy	Common Stock
Advisory Clients	12/30/2019	(499)	Sell	Common Stock
RI	1/15/2020	17,510	Buy	Common Stock
RI	1/21/2020	21,490	Buy	Common Stock
Advisory Clients	1/23/2020	34,707	Buy	Common Stock

Advisory Clients	1/24/2020	40,471	Buy	Common Stock
Advisory Clients	1/27/2020	46,592	Buy	Common Stock
Advisory Clients	1/28/2020	22,421	Buy	Common Stock
Advisory Clients	1/29/2020	37,417	Buy	Common Stock
Advisory Clients	1/30/2020	72,392	Buy	Common Stock
Robotti Foundation	2/7/2020	3,000	Buy	Common Stock
Advisory Clients	3/5/2020	(2,560)	Sell	Common Stock
Advisory Clients	3/5/2020	(536)	Sell	Series A Warrants
Advisory Clients	3/5/2020	(730)	Sell	Series B Warrants
Suzanne Robotti	3/13/2020	6,500	Buy	Common Stock
Advisory Clients	3/17/2020	1,200	Buy	Common Stock
Advisory Clients	3/23/2020	(5,665)	Sell	Common Stock
Advisory Clients	3/23/2020	(1,311)	Sell	Series A Warrants
Advisory Clients	3/23/2020	(1,717)	Sell	Series B Warrants
Advisory Clients	3/24/2020	150	Buy	Common Stock
RI	3/27/2020	46,160	Buy	Common Stock
RIC	3/27/2020	96,840	Buy	Common Stock
RI	3/30/2020	32,280	Buy	Common Stock
RIC	3/30/2020	67,720	Buy	Common Stock
RI	3/31/2020	18,587	Buy	Common Stock
RIC	3/31/2020	38,993	Buy	Common Stock
Advisory Clients	4/2/2020	(1,800)	Sell	Common Stock
Advisory Clients	4/2/2020	(536)	Sell	Series A Warrants
Advisory Clients	4/2/2020	(1,474)	Sell	Series B Warrants
Advisory Clients	4/6/2020	15,405	Buy	Common Stock
Advisory Clients	4/7/2020	5,009	Buy	Common Stock
Advisory Clients	4/8/2020	7,900	Buy	Common Stock
Advisory Clients	4/8/2020	(6,116)	Sell	Common Stock
Advisory Clients	4/8/2020	(1,383)	Sell	Series A Warrants
Advisory Clients	4/8/2020	(1,895)	Sell	Series B Warrants
Advisory Clients	4/9/2020	4,500	Buy	Common Stock
Advisory Clients	4/13/2020	4,684	Buy	Common Stock
Advisory Clients	4/13/2020	(3,084)	Sell	Common Stock
Advisory Clients	4/13/2020	(1,250)	Sell	Series A Warrants
Advisory Clients	4/13/2020	(1,750)	Sell	Series B Warrants
RI	5/8/2020	(3,973)	Sell	Common Stock
RIC	5/8/2020	(8,442)	Sell	Common Stock
RI	5/11/2020	(3,057)	Sell	Common Stock
RIC	5/11/2020	(6,496)	Sell	Common Stock
RI	5/12/2020	(10,276)	Sell	Common Stock
RIC	5/12/2020	(21,835)	Sell	Common Stock
RI	5/20/2020	(10,368)	Sell	Common Stock
RIC	5/20/2020	(22,032)	Sell	Common Stock

RI	6/4/2020	(4,326)	Sell	Common Stock
RIC	6/4/2020	(9,195)	Sell	Common Stock
Advisory Clients	6/12/2020	2,200	Buy	Common Stock
Advisory Clients	7/13/2020	750	Buy	Common Stock
Advisory Clients	7/22/2020	(6,025)	Sell	Common Stock
Advisory Clients	7/23/2020	(1,000)	Sell	Common Stock
RI	7/30/2020	15,618	Buy	Creditor Warrants
RIC	7/30/2020	54,382	Buy	Creditor Warrants
Advisory Clients	8/11/2020	(5,034)	Sell	Common Stock
Advisory Clients	8/11/2020	(2,500)	Sell	Series B Warrants
Advisory Clients	8/21/2020	(19,645)	Sell	Common Stock
Advisory Clients	8/21/2020	(2,155)	Sell	Series A Warrants
Advisory Clients	8/21/2020	(5,579)	Sell	Series B Warrants
Advisory Clients	8/24/2020	2,800	Buy	Common Stock
Advisory Clients	8/27/2020	320	Buy	Common Stock
Advisory Clients	9/14/2020	(540)	Sell	Common Stock
Advisory Clients	9/23/2020	(7,977)	Sell	Common Stock
Advisory Clients	9/23/2020	(1,713)	Sell	Series A Warrants
Advisory Clients	9/23/2020	(2,451)	Sell	Series B Warrants
Advisory Clients	9/29/2020	(750)	Sell	Common Stock
Advisory Clients	10/19/2020	1,029	Buy	Common Stock
RI	10/20/2020	(37,000)	Sell	Common Stock
RIC	10/20/2020	37,000	Buy	Common Stock
RI	10/21/2020	(10,000)	Sell	Common Stock
RIC	10/21/2020	10,000	Buy	Common Stock
RI	10/22/2020	(41,000)	Sell	Common Stock
RIC	10/22/2020	41,000	Buy	Common Stock
RI	10/23/2020	(12,000)	Sell	Common Stock
RIC	10/23/2020	12,000	Buy	Common Stock
RI	11/2/2020	(12,000)	Sell	Common Stock
RIC	11/2/2020	6,039	Buy	Common Stock
Advisory Clients	11/2/2020	(1,789)	Sell	Common Stock
Advisory Clients	11/2/2020	(339)	Sell	Series A Warrants
Advisory Clients	11/2/2020	(567)	Sell	Series B Warrants
RI	11/3/2020	(10,000)	Sell	Common Stock
Advisory Clients	11/3/2020	(2,371)	Sell	Common Stock
Advisory Clients	11/3/2020	(407)	Sell	Series A Warrants
Advisory Clients	11/3/2020	(590)	Sell	Series B Warrants
RI	11/4/2020	(18,100)	Sell	Common Stock
RIC	11/4/2020	12,000	Buy	Common Stock
RI	11/5/2020	(15,500)	Sell	Common Stock
RIC	11/5/2020	16,636	Buy	Common Stock
RI	11/6/2020	(2,206)	Sell	Common Stock

RIC	11/6/2020	31,448	Buy	Common Stock
RI	11/9/2020	(42,194)	Sell	Common Stock
RIC	11/10/2020	33,877	Buy	Common Stock
Advisory Clients	11/16/2020	(8,356)	Sell	Series A Warrants
Advisory Clients	11/16/2020	(13,422)	Sell	Series B Warrants
Advisory Clients	11/17/2020	(17,034)	Sell	Series A Warrants
Advisory Clients	11/17/2020	(5,453)	Sell	Series B Warrants
Advisory Clients	11/18/2020	(11,404)	Sell	Series B Warrants
Advisory Clients	11/19/2020	3,561	Buy	Common Stock
Advisory Clients	11/19/2020	(7,859)	Sell	Common Stock
Advisory Clients	11/19/2020	(898)	Sell	Series A Warrants
Advisory Clients	11/19/2020	(5,417)	Sell	Series B Warrants
Advisory Clients	11/24/2020	(200)	Sell	Common Stock
Advisory Clients	11/30/2020	(1,729)	Sell	Common Stock
Advisory Clients	11/30/2020	(356)	Sell	Series A Warrants
Advisory Clients	11/30/2020	(535)	Sell	Series B Warrants
Advisory Clients	12/9/2020	(8,542)	Sell	Common Stock
RI	12/14/2020	70,935	Buy	Common Stock
RIC	12/14/2020	(41,696)	Sell	Common Stock
RI	12/14/2020	(1,736)	Sell	Series A Warrants
RIC	12/14/2020	(3,524)	Sell	Series A Warrants
RI	12/15/2020	48,632	Buy	Common Stock
RIC	12/15/2020	(57,990)	Sell	Common Stock
RI	12/15/2020	(1,534)	Sell	Series A Warrants
RIC	12/15/2020	(3,115)	Sell	Series A Warrants
RI	12/16/2020	60,447	Buy	Common Stock
RIC	12/16/2020	(26,566)	Sell	Common Stock
RI	12/16/2020	(2,654)	Sell	Series A Warrants
RIC	12/16/2020	(5,389)	Sell	Series A Warrants
RI	12/17/2020	5,581	Buy	Common Stock
RIC	12/17/2020	(73,748)	Sell	Common Stock
Advisory Clients	12/17/2020	1,030	Buy	Common Stock
RI	12/18/2020	14,405	Buy	Common Stock
RI	12/18/2020	(2,433)	Sell	Series A Warrants
RIC	12/18/2020	(4,941)	Sell	Series A Warrants
RI	12/21/2020	(4,570)	Sell	Series A Warrants
RIC	12/21/2020	(9,280)	Sell	Series A Warrants
Advisory Clients	12/21/2020	9,150	Buy	Common Stock
Advisory Clients	12/22/2020	(3,561)	Sell	Common Stock
RI	12/24/2020	(1,959)	Sell	Series A Warrants
RIC	12/24/2020	(3,977)	Sell	Series A Warrants
RI	12/28/2020	(1,413)	Sell	Series A Warrants
RIC	12/28/2020	(2,869)	Sell	Series A Warrants

RI	12/29/2020	(1,638)	Sell	Series A Warrants
RIC	12/29/2020	(3,325)	Sell	Series A Warrants
RI	12/30/2020	(11,099)	Sell	Series A Warrants
RIC	12/30/2020	(17,360)	Sell	Series A Warrants
RI	12/31/2020	(6,777)	Sell	Series A Warrants
RIC	12/31/2020	(10,600)	Sell	Series A Warrants
RI	1/4/2021	(8)	Sell	Series A Warrants
RIC	1/4/2021	(8,671)	Sell	Series A Warrants
Advisory Clients	1/21/2021	(300)	Sell	Common Stock
Advisory Clients	1/29/2021	1,357	Buy	Common Stock
RI	2/9/2021	(15,000)	Sell	Common Stock
RI	2/12/2021	(271)	Sell	Common Stock
RI	2/16/2021	(15,729)	Sell	Common Stock
Advisory Clients	2/19/2021	(1,740)	Sell	Common Stock
Advisory Clients	2/19/2021	(700)	Sell	Series A Warrants
Advisory Clients	2/19/2021	(850)	Sell	Series B Warrants
Advisory Clients	2/22/2021	(2,310)	Sell	Common Stock
Advisory Clients	2/22/2021	(950)	Sell	Series A Warrants
Advisory Clients	2/22/2021	(1,100)	Sell	Series B Warrants
Securities Customer	2/26/2021	(575)	Sell	Common Stock
Advisory Clients	3/3/2021	(1,657)	Sell	Common Stock

Set forth below are the dates on which the Stockholder and the Stockholder Associated Persons purchased or sold Secured Notes during the past two years, and the amount purchased or sold on each date.

Client	Trade Date	Amount	Transaction
Advisory Client	5/21/2019	$100,000.00	Buy
Advisory Client	10/4/2019	$100,000.00	Buy
Advisory Client	11/19/2020	$(68,929.00)	Sell
RI	11/19/2020	$(129,171.0)	Sell
RIC	11/19/2020	$(239,791.0)	Sell
Advisory Client	12/1/2020	$(131,071.0)	Sell

Mr. O’Leary owns 84,201 shares of Common Stock.  Of this amount, 63,687 shares of Common Stock are beneficially owned by Mr. O’Leary as a Client of Robotti Advisors.  Set forth below are the dates on which he purchased and sold shares of Common Stock (or such shares were purchased or sold on his behalf by Robotti Advisors) during the past two years, and the amount purchased or sold on each date.

Trade Date	Transaction	Amount
October 16, 2019	Buy	12,500
October 17, 2019	Buy	47,500
October 21, 2019	Buy	3,687
March 11, 2020	Buy	10,000
March 12, 2020	Buy	10,000
March 13, 2020	Buy	514

Ms. Gran owns 100 shares of Common Stock.  Set forth below are the dates on which she purchased and sold shares of Common Stock during the past two years, and the amount purchased or sold on each date.

Trade Date	Transaction	Amount
March 2, 2021	Buy	100

No “associates” (as defined in Rule 14a-1 of the Exchange Act) of the Stockholder, the Stockholder Associated Persons or the Stockholder Nominees have effected any transactions in shares of the Corporation, except as set forth herein.

APPENDIX C

Information Required in Proxy Statement

Item 1.	Date, time and place information.

(a)
The date of the 2021 Annual Meeting is June 8, 2021.  The time and place of the 2021 Annual Meeting is not known by the Stockholder, but will be supplied in the Stockholder’s proxy statement when available.  The complete mailing address, including ZIP Code, of the principal executive offices of the Corporation is 6002 Rogerdale Road, Suite 600, Houston, Texas 77072.  There is no information applicable to written consents because the Stockholder knows of no action to be taken by written consent.

(b)
On the first page of the Stockholder’s proxy statement, as delivered to security holders, the Stockholder will state the approximate date on which the proxy statement and form of proxy are first sent or given to security holders.

(c)
It is anticipated that the following information will be provided in the Corporation’s proxy statement under an appropriate caption, and the Stockholder will incorporate this information by reference into the Stockholder’s proxy statement: (i) the deadline for submitting stockholder proposals for inclusion in the Corporation’s proxy statement and form of proxy for the Corporation’s next annual meeting, calculated in the manner provided in Rule 14a-8(e) (Question 5) of the Exchange Act; (ii) the date after which notice of a stockholder proposal submitted outside the processes of Rule 14a-8 is considered untimely, either calculated in the manner provided by Rule 14a-4(c)(1) of the Exchange Act or as established by the Corporation’s advance notice provision, if any, authorized by applicable state law; and (iii) as applicable, the deadline for submitting nominees for inclusion in the company’s proxy statement and form of proxy pursuant to Rule 14a-11 of the Exchange Act, an applicable state or foreign law provision, or the Corporation’s governing documents as they relate to the inclusion of stockholder director nominees in the Corporation’s proxy materials for the Corporation’s next annual meeting of stockholders.

Item 2.	Revocability of proxy.

The form of proxy that the Stockholder plans to solicit will permit the person giving the proxy the power to revoke it, and the Stockholder will state this in the Stockholder’s proxy statement.  If the right of revocation before the proxy is exercised is limited (no limit is currently anticipated) or is subject to compliance with any formal procedure, the Stockholder will briefly describe such limitation or procedure in the Stockholder’s proxy statement.

Item 3.	Dissenters’ right of appraisal.

The Stockholder is not aware of any rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the 2021 Annual Meeting.  So, there is no applicable disclosure.

Item 4.	Persons Making the Solicitation.

(a)
As disclosure regarding the Stockholder Nominees would not normally be included in the Corporation’s proxy statement, but in the Stockholder’s proxy statement, the Stockholder has assumed for purposes of the disclosure provided herein that a contested election is involved.  Based on this assumption, the Stockholder’s solicitation will be subject to Rule 14a-12(c) of the Exchange Act.  So, Item 4(a) of Rule 14a-101 of the Exchange Act (“Schedule 14A”) is not applicable.

(b)	The Stockholder represents as follows:

(i)
The solicitation is made by the Stockholder, and the Stockholder will describe the methods employed and to be employed to solicit securityholders in the Stockholder’s proxy statement (there is no current disclosure applicable to the methods employed and to be employed to solicit security holders because no soliciting has been done to date, and the Stockholder has not yet determined which methods will be employed).

(ii)
The Stockholder will not use regular employees of the Corporation or any other “participant” (as defined in Schedule 14A) in the Stockholder’s solicitation, and none have been or are to be employed to solicit securityholders.  The Stockholder, the Stockholder Nominees, and the Stockholder Associated Persons are the participants in connection with solicitations of proxies for the election of directors.  So, there is no applicable disclosure regarding the class or classes of employees to be so employed, and the manner and nature of their employment for such purpose.

(iii)
There are no specially engaged employees, representatives or other persons that have been or are to be employed to solicit securityholders.  So, there is no applicable disclosure regarding (a) the material features of any contract or arrangement for such solicitation and the identity of the parties, (b) the cost or anticipated cost thereof and (c) the approximate number of such employees of employees or any other person who will solicit securityholders.  As of the date of this notice, the Stockholder, the Stockholder Nominees and the Stockholder Associated Persons have not retained any person to make solicitations or recommendations to them for the purpose of assisting in the election of the Stockholder Nominees as directors, nor are they aware of any others acting in concert with them in connection with the election of the Stockholder Nominees as Directors.

(iv)
The Stockholder has not made any expenditures to date for, in furtherance of, or in connection with the solicitation of securityholders, as it has not engaged in any solicitation efforts.  The Stockholder does not believe the submission of this notice is for, in furtherance of, or in connection with the solicitation of securityholders, as it is a purely administrative action required by the Bylaws.  The Stockholder will state in the Stockholder’s proxy statement the total amount estimated to be spent (it is currently estimated that the Stockholder could spend up to $750,000) and the total expenditures as of the date of the proxy statement for, in furtherance of, or in connection with the solicitation of securityholders.

(v)
The cost of the solicitation will be borne by the Stockholder.  The Stockholder has not yet determined if it will seek reimbursement from the Corporation.  If the Stockholder determines it will seek reimbursement, then it will disclose this fact in its proxy statement, along with disclosure as to whether the question of such reimbursement will be submitted to a vote of securityholders.

(vi)
If the Stockholder’s solicitation is terminated pursuant to a settlement between the Corporation and any other participant in such solicitation, the Stockholder will describe the terms of such settlement, including, if known to the Stockholder, the cost or anticipated cost thereof to the Corporation.

Item 5.	Interest of certain Persons in Matters to Be Acted Upon.

(a)
As disclosure regarding the Stockholder Nominees would not normally be included in the Corporation’s proxy statement, but in the Stockholder’s proxy statement, the Stockholder has assumed for purposes of the disclosure provided herein that a contested election is involved.  Based on this assumption, the Stockholder’s solicitation will be subject to Rule 14a-12(c) of the Exchange Act.  So, Item 5(a) of Schedule 14A is not applicable.

(b)
The Stockholder represents and covenants as follows with regard to the information provided below about any substantial interest, direct or indirect, by security holdings or otherwise, of each participant (as defined in paragraphs (a) (ii), (iii), (iv), (v) and (vi) of Instruction 3 to Item 4 of Schedule 14A), in any matter to be acted upon at the meeting (as known to the Stockholder as of the date of this notice); provided that the Stockholder does not have any such information regarding the directors of the Corporation.  The only participants known to the Stockholder are Mr. Robotti, Mr. O’Leary and Ms. Gran.

(i)
The name of each participant is provided above.  The business address of Mr. Robotti is One Grand Central Place, 60 East 42nd Street, Suite 3100, New York, NY 10165-0057 and his residential address is 1056 Fifth Avenue, Apt 18 CD, New York, New York 10028.  The residential and business address of Mr. O’Leary is 1355 Lake Park Drive, Birmingham, Michigan 48009.  The residential and business address of Ms. Gran is 13 Pickwick Place, Harrow, Middlesex HA1 3BG, United Kingdom.

(ii)
Each participant’s present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is carried on is provided below.

Name of Participant	Principal Occupation or Employment and Name and Principal Business of Employer	Principal Business Address
Mr. Robotti	The principal occupation of Mr. Robotti is serving as the president and treasurer of Robotti Company.	One Grand Central Place 60 East 42nd Street, Suite 3100 New York, NY 10165-0057

Mr. O’Leary	The principal occupation of Mr. O’Leary is acting as an independent director, senior advisor and investor.	1355 Lake Park Drive, Birmingham, Michigan 48009

Ms. Gran	The principal occupation of Ms. Gran is principal of DAGS Partners Limited.	13 Pickwick Place, Harrow Middlesex HA1 3BG United Kingdom

(iii)
During the past ten years, no participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).  So, there is no applicable information regarding the dates, nature of conviction, name and location of court, and penalty imposed or other disposition of the case, as none of this is applicable.

(iv)
Provided below is the amount of Common Stock that each participant owns beneficially, directly or indirectly.  The Stockholder, the Stockholder Associated Persons and the other participants do not hold directly or indirectly of record or beneficially any other class or series of stock of the Corporation, or any other interests, other than certain Warrants, as disclosed below, and Secured Notes.  RIC currently holds $455,965 worth of Secured Notes, and RI currently holds $245,620 worth of Secured Notes.  Each person identified below disclaims beneficial ownership with respect to the securities of the Corporation reported as beneficially owned by Clients, except to the extent of his, her or its pecuniary interest therein.

Common Stock Holdings

Name	Shares Held Beneficially	Shares Held of Record	Date(s) Acquired

Robert Robotti (1)(2)(3)(5)(6)(7)(8)	2,902,303	0	See Appendix B
Robotti & Company, Incorporated (2)(3)(5)(6)(8)	2,892,211	0	See Appendix B
Robotti & Company Advisors, LLC (2)(5)(6)(8)	2,889,811	0	See Appendix B
Robotti Securities, LLC (3)	2,400	0	See Appendix B
Suzanne Robotti (4)(7)	15,169	0	See Appendix B
Ravenswood Management Company, L.L.C. (5)(6)	1,533,337	0	See Appendix B
The Ravenswood Investment Company, L.P.(5)	972,582	1,000	See Appendix B
Ravenswood Investments III, L.P.(6)	559,755	0	See Appendix B
The Suzanne and Robert Robotti Foundation, Inc. (7)	3,000	0	See Appendix B
James O’Leary (8)	84,201	0	See Appendix B
Alice N. Gran	100	0	See Appendix B

(1)
The aggregate number of shares includes 1,074 shares of Common Stock underlying 1,074 Warrants directly beneficially owned by Mr. Robotti, but does not include (a) the shares of Common Stock beneficially owned by or (b) the shares of Common Stock underlying the Warrants beneficially owned by, Mr. Robotti’s wife as set forth in footnote (4) below, all of which shares Mr. Robotti disclaims beneficial ownership.  Mr. Robotti has the sole power to dispose or direct the disposition, and to vote or direct the vote, of 6,018 shares of Common Stock directly beneficially owned by him.  Upon exercise of the Warrants directly beneficially owned by him, Mr. Robotti will have the sole power to dispose or direct the disposition, and to vote or direct the vote, of the shares of Common Stock underlying such Warrants.  The Warrants have no voting rights.

(2)
The aggregate number of shares includes 270,002 shares of Common Stock underlying 270,002 Warrants directly beneficially owned by the advisory clients of Robotti Advisors.  Each of Mr. Robotti and Robotti Company share with Robotti Advisors the power to dispose or direct the disposition, and to vote or direct the vote, of 1,086,472 shares of Common Stock directly beneficially owned by the advisory clients of Robotti Advisors.  Upon exercise of the Warrants directly beneficially owned by the advisory clients of Robotti Advisors, each of Mr. Robotti and Robotti Company will share with Robotti Advisors the power to dispose or direct the disposition, and to vote or direct the vote, of the shares of Common Stock underlying such Warrants.  The Warrants have no voting rights.

(3)
The aggregate number of shares includes 2,400 shares of Common Stock directly beneficially owned by Robotti Securities.  Each of Mr. Robotti and Robotti Company share with Robotti Securities the power to dispose or direct the disposition, and to vote or direct the vote, of 2,400 shares of Common Stock directly beneficially owned by Robotti Securities.

(4)
The aggregate number of shares includes 1,288 shares of Common Stock underlying 1,288 Warrants directly beneficially owned by Suzanne Robotti, but does not include (a) the shares of Common Stock beneficially owned by or (b) the shares of Common Stock underlying the Warrants beneficially owned by, Mr. Robotti and set forth in footnote (1) above, all of which shares Mrs. Robotti disclaims beneficial ownership.  Mrs. Robotti has the sole power to dispose or direct the disposition, and to vote or direct the vote, of 10,881 shares of Common Stock directly beneficially owned by her.  Upon exercise of the Warrants directly beneficially owned by her, Mrs. Robotti will have the sole power to dispose or direct the disposition, and to vote or direct the vote, of the shares of Common Stock underlying such Warrants.  The Warrants have no voting rights.

(5)
The aggregate number of shares includes 78,973 shares of Common Stock underlying 78,973 Warrants directly beneficially owned by RIC.  Mr. Robotti, Robotti Company, Robotti Advisors and RMC share with RIC the power to dispose or direct the disposition, and to vote or direct the vote, of 894,609 shares of Common Stock directly beneficially owned by RIC.  Upon exercise of the Warrants directly beneficially owned by RIC, Mr. Robotti, Robotti Company, Robotti Advisors and RMC will share with RIC the power to dispose or direct the disposition, and to vote or direct the vote, of the shares of Common Stock underlying such Warrants.  The Warrants have no voting rights.

(6)
The aggregate number of shares includes 38,725 shares of Common Stock underlying 38,725 Warrants directly beneficially owned by RI.  Mr. Robotti, Robotti Company, Robotti Advisors and RMC share with RI the power to dispose or direct the disposition, and to vote or direct the vote, of 521,030 shares of Common Stock directly beneficially owned by RI.  Upon exercise of the Warrants directly beneficially owned by RI, Mr. Robotti, Robotti Company, Robotti Advisors and RMC will share with RI the power to dispose or direct the disposition, and to vote or direct the vote, of the shares of Common Stock underlying such Warrants.  The Warrants have no voting rights.

(7)
The aggregate number of shares includes 3,000 shares of Common Stock directly beneficially owned by the Robotti Foundation.  Each of Mr. and Ms. Robotti shares with Robotti Foundation the power to dispose or direct the disposition, and to vote and direct the vote, of 3,000 shares of Common Stock directly beneficially owned by Robotti Foundation.

(8)	The aggregate number of shares includes 63,687 shares of Common Stock beneficially owned by Mr. O’Leary as a Client of Robotti Advisors.

Warrant Holdings

Name	Series A Warrants	Series B Warrants
Robert Robotti (1)(2)(4)(5)	516	558
Robotti & Company, Incorporated (2)(4)(5)	108,502	279,198
Robotti & Company Advisors, LLC (2)(4)(5)	108,502	279,198
Robotti Securities, LLC	0	0
Suzanne Robotti (3)	619	669
Ravenswood Management Company, L.L.C. (4)(5)	0	117,698
The Ravenswood Investment Company, L.P. (4)	0	78,973
Ravenswood Investments III, L.P. (5)	0	38,725
The Suzanne and Robert Robotti Foundation, Inc.	0	0

(1)
The aggregate number of warrants includes 1,074 warrants directly beneficially owned by Mr. Robotti, but does not include the warrants beneficially owned by Mr. Robotti’s wife as set forth in footnote (3) below, all of which warrants Mr. Robotti disclaims beneficial ownership.

(2)	The aggregate number of warrants includes 270,002 warrants directly beneficially owned by the advisory clients of Robotti Advisors.

(3)
The aggregate number of warrants includes 1,288 Warrants directly beneficially owned by Suzanne Robotti, but does not include the warrants beneficially owned by Mr. Robotti and set forth in footnote (1) above, all of which warrants Mrs. Robotti disclaims beneficial ownership.

(4)	The aggregate number of warrants includes 78,973 warrants directly beneficially owned by RIC.

(5)	The aggregate number of warrants includes 38,725 warrants directly beneficially owned by RI.

(v)	Other than as disclosed herein with regard to the Warrants and the Secured Notes, the participants only hold shares of Common Stock, and do not hold any other class of securities of the Corporation.

(vi)
Appendix B, which is incorporated herein by reference, states with respect to shares of Common Stock, the Warrants and the Secured Notes, as the participants do not hold, and have not held, any other securities of the Corporation, all of the securities purchased or sold within the past two years, the dates on which they were purchased or sold and the amount purchased or sold on each such date.

(vii)
Except as provided below, no part of the purchase price or market value of any of the shares of Common Stock on Appendix B is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.  From time to time, Stockholder may purchase Common Stock on margin provided by banking institutions or brokerage firms on such firms’ usual terms and conditions.  In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account.  So, all or part of the shares of Common Stock held may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities.  Such loans, if any, generally bear interest at a rate based upon the federal funds rate plus a margin.  Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the common stock reported herein.  Such indebtedness, if any, may be refinanced with other banks or broker-dealers.  Other than with regard to the margin accounts, as of the date of this notice, the participants do not have any loans secured by shares of common stock.

(viii)
Other than as disclosed herein, no participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Corporation, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

(ix)
Other than as disclosed herein, none of the participant’s “associates” (as defined in Rule 14a-1 of the Exchange Act) own beneficially, directly or indirectly, shares of Common Stock or any other securities of the Corporation.

(x)	No participant beneficially owns, directly or indirectly, any class of securities of any parent or subsidiary of the Corporation.

(xi)
There is no applicable information for any of the participants or any associates that is required by Item 404(a) of Regulation S-K.  Other than as discussed herein and in the notice, no Stockholder Nominee has had any direct or indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, or any other material relationships, between or among the Stockholder, and the Stockholder’s affiliates, partners, members, clients and associates, or others acting in concert therewith, on the one hand, and the Stockholder Nominee, and the Stockholder Nominee’s affiliates and associates, or others acting in concert therewith, on the other hand.  There are no agreements between any of the Stockholder Nominees and any person or entity relating to compensation or payment in connection with the Stockholder Nominees’ candidacy or service.  There are no transactions that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Stockholder or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such rule and the Stockholder Nominees were directors or executive officers of such registrant.

(xii)
No participant and no associate of any participant has any arrangement or understanding with any person – (a) with respect to any future employment by the Corporation or its affiliates; or (b) with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.

(xiii)
Other than the participants identified above, none of the participants, nor any of their associates, is aware of any other person who is a party to an arrangement or understanding pursuant to which a Stockholder Nominee for election as director is proposed to be elected.  The Stockholder Nominees will be indemnified by the Stockholder for any liabilities they may incur in connection with the intended solicitation of proxies for use at the 2021 Annual Meeting.  The Stockholder will reimburse the Stockholder Nominees for any expenses that they reasonably incur in connection with the intended solicitation of proxies for use at the 2021 Annual Meeting.  The only substantial interest, direct or indirect, that any participant has in any matter to be acted upon at the 2021 Annual Meeting (as such items are known to the participants and their associates as of the date of this notice), is the participants’ security holdings, if any.

(xiv)	None of the participants, nor any of their associates, know of any applicable information or disclosure required by Item 402(t) of Regulation S-K.

Item 6.	Voting securities and principal holders thereof.

(a)
None of the participants, nor any of their associates, know or have the ability to state as to each class of voting securities of the Corporation entitled to be voted at the 2021 Annual Meeting (or by written consents or authorizations if no meeting is held), the number of shares outstanding as of the record date and the number of votes to which each class is entitled.  As of February 28, 2021, there were 40,715,611 shares of Common Stock outstanding and entitled to vote, based on public disclosure by the Corporation.

(b)
None of the participants, nor any of their associates, know the record date, as this will be set by the Corporation.  The participants and their associates anticipate that the right to vote or give consent is to be determined by reference to a record date, and know of no other information or disclosure to the contrary.

(c)	The Corporation’s stockholders do not have cumulative voting rights, and none of the participants, nor any of their associates, know of any information or disclosure to the contrary.

(d)
Other than the shares of Common Stock held by the participants, as provided herein, none of the participants know, or have the ability to know, as of the date of this notice the securities ownership of other holders of the Corporation’s securities or of Corporation’s management.  No participant, and none of their associates, knows of any arrangements, including any pledge by any person of securities of the Corporation or any of the Corporation’s parents, the operation of which may at a subsequent date result in a change in control of the Corporation.  None of the participants, nor any of their associates, know of any other applicable disclosure under Item 403 of Regulation S-K.

(e)
No participant, nor any of their associates, knows of any change in control of the Corporation that has occurred since the beginning of the Corporation’s last fiscal year, and they have no applicable disclosure regarding any such event.

Item 7.	Directors and executive officers.

(a)
The participants know of no material legal proceedings in which a participant, Stockholder Nominee or any associate of these parties is adverse to the Corporation or its subsidiaries or has a material interest adverse to the Corporation or its subsidiaries, in accordance with Item 103(c)(2) of Regulation S-K.  The Stockholder will incorporate by reference into the Stockholder’s proxy statement the applicable information required by Item 103(c)(2) of Regulation S-K that is disclosed in the Corporation’s proxy statement.

(b)
The information for the Stockholder Nominees required by Item 401 and Item 405 of Regulation S-K and related information is provided in the nomination notice, and incorporated herein by reference.  There is no applicable information for the Stockholder Nominees, or any of their associates, that is required by Items 404(a) and (b), 405 and 407 of Regulation S-K.  The Stockholder will incorporate by reference into the Stockholder’s proxy statement the applicable information required by Items 401, 404(a) and (b), 405 and 407 of Regulation S-K that are disclosed in the Corporation’s proxy statement.

None of the other disclosure items under Item 7 are applicable to the Stockholder or its participants, or any of their associates.

Item 8.	Compensation of directors and executive officers.

There is no applicable information regarding the Stockholder or its participants, or any of their associates, that is required by Item 402 of Regulation S-K and paragraphs (e)(4) and (e)(5) of Item 407 of Regulation S-K.  The Stockholder will incorporate by reference into the Stockholder’s proxy statement the applicable information required by Item 402 of Regulation S-K and paragraphs (e)(4) and (e)(5) of Item 407 of Regulation S-K that is disclosed in the Corporation’s proxy statement.

Item 9.	Independent public accountants.

The Stockholder will incorporate by reference into the Stockholder’s proxy statement the applicable information required by Item 9 of Schedule 14A that is disclosed in the Corporation’s proxy statement.

Item 10.	Compensation Plans.

To the knowledge of the Stockholder, Item 10 of Schedule 14A is not applicable for the 2021 Annual Meeting.

Item 11.	Authorization or issuance of securities otherwise than for exchange.

To the knowledge of the Stockholder, Item 11 of Schedule 14A is not applicable for the 2021 Annual Meeting.

Item 12.	Modification or exchange of securities.

To the knowledge of the Stockholder, Item 12 of Schedule 14A is not applicable for the 2021 Annual Meeting

Item 13.	Financial and other information.

To the knowledge of the Stockholder, Item 13 of Schedule 14A is not applicable for the 2021 Annual Meeting.

Item 14.	Mergers, consolidations, acquisitions and similar matters.

To the knowledge of the Stockholder, Item 14 of Schedule 14A is not applicable for the 2021 Annual Meeting.

Item 15.	Acquisition or disposition of property.

To the knowledge of the Stockholder, Item 15 of Schedule 14A is not applicable for the 2021 Annual Meeting.

Item 16.	Restatement of accounts.

To the knowledge of the Stockholder, Item 16 of Schedule 14A is not applicable for the 2021 Annual Meeting.

Item 17.	Action with respect to reports.

To the knowledge of the Stockholder, Item 17 of Schedule 14A is not applicable for the 2021 Annual Meeting.

Item 18.	Matters not required to be submitted.

To the knowledge of the Stockholder, Item 18 of Schedule 14A is not applicable for the 2021 Annual Meeting.

Item 19.	Amendment of character, bylaws or other documents.

To the knowledge of the Stockholder, Item 19 of Schedule 14A is not applicable for the 2021 Annual Meeting.

Item 20.	Other proposed action.

To the knowledge of the Stockholder, Item 20 of Schedule 14A is not applicable for the 2021 Annual Meeting.

Item 21.	Voting procedures.

The vote required for the approval of the Stockholder Nominees will be a plurality vote.  The Stockholder does not know what other matters the Corporation will present at the meeting.  With regard to broker non-votes and abstentions, and their impact on determining a quorum and their impact on the votes required for approval, the Stockholder will provide disclosure in its proxy statement that mirrors that contained in the Corporation’s proxy statement.

Item 22.	Information required in investment company proxy statement.

Item 22 is not applicable to the Corporation.

Item 23.	Delivery of documents to security holders sharing an address.

The Stockholder will incorporate by reference into the Stockholder’s proxy statement the applicable information required by Item 23 of Schedule 14A that is disclosed in the Corporation’s proxy statement.

Item 24.	Stockholder Approval of Executive Compensation.

The Stockholder will incorporate by reference into the Stockholder’s proxy statement the applicable information required by Item 24 of Schedule 14A that is disclosed in the Corporation’s proxy statement

Item 25.	Exhibits.

The Stockholder will incorporate by reference into the Stockholder’s proxy statement the applicable information required by Item 25 of Schedule 14A that is disclosed in the Corporation’s proxy statement.